Exhibit 10.2C

SECOND AMENDMENT TO SPACE LICENSE AGREEMENT

THIS SECOND AMENDMENT TO SPACE LICENSE AGREEMENT (this “Amendment”) is entered into as of this 30th day of January, 2017 (the “Second Amendment Execution Date”), by and between BMR-BAYSHORE BOULEVARD LP, a Delaware limited partnership (“Owner”), and UNITY BIOTECHNOLOGY, INC., a Delaware corporation (“User”).

RECITALS

A. WHEREAS, Owner and User are parties to that certain Space License Agreement dated as of October 20, 2016, as amended by that certain First Amendment to Space License Agreement dated as of December 5, 2016 (collectively, and as the same may have been further amended, amended and restated, supplemented or modified from time to time, the “Existing Agreement”), whereby Owner granted to User a license to use certain space (the “Existing License Area”) in the building at 3280 Bayshore Boulevard in Brisbane, California (the “Building”);

B. WHEREAS, Owner and User desire to modify the Existing License Area to include that certain space containing approximately one thousand five hundred (1,500) rentable square feet located on the second (2nd) floor of the Building (as more particularly described on Exhibit A attached hereto, the “Second Amendment License Area”); and

C. WHEREAS, Owner and User desire to modify and amend the Existing Agreement only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Owner and User, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1. Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Agreement unless otherwise defined herein. The Existing Agreement, as amended by this Amendment, is referred to collectively herein as the “Agreement.” From and after the date hereof, the term “Agreement,” as used in the Existing Agreement, shall mean the Existing Agreement, as amended by this Amendment.

2. Second Amendment License Area. Effective as of the Second Amendment Execution Date, the License Area is hereby expanded to include the Second Amendment License Area. From and after the Second Amendment Execution Date, the term “License Area” as used in the Agreement shall mean the Existing License Area plus the Second Amendment License Area.

2.1 Term. The Term with respect to the Second Amendment License Area shall commence on the Second Amendment Execution Date and shall thereafter be coterminous with the Term for the Existing License Area, such that the Term with respect to the entire License Area (including both the Existing License Area and the Second Amendment License Area) shall expire on the Expiration Date.

2.2 Use. Notwithstanding anything to the contrary in the Existing Agreement, the permitted Use with respect to the Second Amendment License Area shall be general office use in accordance with Applicable Laws and any other requirements of any Governmental Authority.

2.3 Condition. User acknowledges that (a) it is fully familiar with the condition of the Second Amendment License Area and, notwithstanding anything to the contrary in the Agreement, agrees to accept the same in its condition “as is” as of the Second Amendment Execution Date, (b) neither Owner nor any agent of Owner has made (and neither Owner nor any agent of Owner hereby makes) any representation or warranty of any kind whatsoever, express or implied, regarding the Second Amendment License Area, including (without limitation) any representation or warranty with respect to the condition of the Second Amendment License Area or with respect to the suitability of the Second Amendment License Area for the conduct of User’s business and (c) Owner shall have no obligation to alter, repair or otherwise prepare the Second Amendment License Area for User’s occupancy or to pay for any improvements to the Second Amendment License Area. The Second Amendment License Area has not undergone inspection by a Certified Access Specialist (as defined in California Civil Code Section 55.52).

3. Base Fees. Notwithstanding anything to the contrary in the Existing Agreement, commencing on the Second Amendment Execution Date and continuing throughout the remainder of the Term, Base Fees shall equal Ten Thousand Dollars ($10,000) per month (prorated for partial months).

4. Broker. User represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at Owner’s option and with counsel reasonably acceptable to Owner, at User’s sole cost and expense) and hold harmless the Owner Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

5. No Default. User represents, warrants and covenants that, to the best of User’s knowledge, Owner and User are not in default of any of their respective obligations under the Existing Agreement and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Owner or User thereunder.

6. Effect of Amendment. Except as modified by this Amendment, the Existing Agreement and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Agreement, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

7. Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns. Nothing in this section shall in any way alter the provisions of the Agreement restricting assignment.

8. Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Owner and User. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference.

9. Authority. User guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

10. Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Owner and User have executed this Amendment as of the date and year first above written.

OWNER:

BMR-BAYSHORE BOULEVARD LP,
a Delaware limited partnership

By:	/s/ Scott Altick
Name:	Scott Altick
Title:	V.P.

USER:

UNITY BIOTECHNOLOGY, INC.,
a Delaware corporation

By:	/s/ Nathaniel David
Name:	Nathaniel David
Title:	President

EXHIBIT A

SECOND AMENDMENT LICENSE AREA